Exhibit 10.34

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement (the “Employment Agreement”), effective as of November 1, 2022, by and between XPO Logistics, Inc. (the “Company”) and Bradley S. Jacobs (the “Employee”), is made and entered into as of November 28, 2022, by and between the Company and the Employee.

1.    Section 7(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“During the Term and during the Restricted Period, Employee hereby agrees not to, directly or indirectly, solicit or assist any other person or entity in soliciting any employee of the Company, or any of its affiliates (the “Company Entities”), to perform services for any entity (other than a Company Entity) or attempt to induce any such employee to leave the service of a Company Entity, or solicit for employment on behalf of himself or any other person, any employee of a Company Entity, or anyone who was employed by a Company Entity, during the twelve-month period preceding such solicitation; provided, however, that the foregoing provisions of this Section 7(a) shall not apply in respect of: (i) any individual (i) whose employment with the Company or the Company Entities was involuntarily terminated by the Company or the Company Entities under circumstances that qualify such individual for severance pay pursuant to any plan, program, policy or agreement of the Company or the Company Entities (or was otherwise treated as a “not for cause” termination by the Company or the Company Entities) (as applicable, “Involuntarily Terminated”) or (ii) who has been given notice by the Company or the Company Entities that such individual’s employment is to be Involuntarily Terminated, in either case before any solicitation, assistance or attempted solicitation commenced. “Restricted Period” means two years following termination of Employee’s employment for any reason and, for the avoidance of doubt, regardless of whether such termination is before, upon or after expiration of the Term.”

2.    Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement remain in full force an effect and are unmodified hereby.

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IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first above written.

XPO LOGISTICS, INC.

By
/s/ Josephine Berisha
Name: Josephine Berisha
Title:    Chief Human Resources Officer

BRAD JACOBS

/s/ Brad Jacobs